EXHIBIT 32.1


          CERTIFICATIONS OF JAMES W. LANDRUM, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, AND MICHAEL H. MCILVAIN, SENIOR VICE PRESIDENT
         AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350


The undersigned officers of Golden Chief Resources, Inc. hereby certify that (a) Golden Chief's Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Golden Chief.

Date: August 11, 2005                            /s/ JAMES W. LANDRUM
                                                   ------------------

                                                James W. Landrum
                                                Chairman of the Board and Chief
                                                Executive Officer,
                                                Golden Chief Resources, Inc.

Date: August 11, 2005                            /s/ MICHAEL H. MCILVAIN
                                                   ---------------------
                                                Michael H. McIlvain
                                                Senior Vice President and Chief
                                                Financial Officer,
                                                Golden Chief Resources, Inc




A signed original of this written statement has been provided to Golden Chief Resources, Inc. and will be retained by Golden Chief Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.